[Confidential treatment requested for portions of this document. Redacted information is marked with an asterisk (*).]

                               LICENSE AGREEMENT

    This License Agreement and all Attachment hereto (collectively, "Agreement") is entered into and effective as of January 30, 1999 ("Effective Date"), by and between Siteman, Inc. ("Siteman"), a California corporation, with its principal place of business at 2953 Bunker Hill Lane, Suite 400, Santa Clara, California 95054 and iXL, Inc. ("iXL"), a Delaware corporation, with its principal place of business at 1888 Emery Street, NW, Atlanta, Georgia 30318.

    WHEREAS, iXL currently owns an e-commerce solution known as Siteman and MerchantWAVE that involve the development and maintenance of a web authoring and template tool for multiple web site management;

    WHEREAS, pursuant to that certain Asset Purchase Agreement of even date herewith (the "Asset Purchase Agreement"), Siteman will acquire from iXL and iXL will sell and transfer to Siteman, certain properties, assets, and rights of iXL;

    WHEREAS, pursuant to that certain Services Agreement of even date herewith (the "Services Agreement"), iXL agrees to perform certain services; and

    WHEREAS, iXL and Siteman have agreed to enter into this Agreement to provide for iXL's continued right to use the Licensed Software and practice certain patent rights.

    NOW, THEREFORE, in consideration of the foregoing and mutual agreements, provisions and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, iXL and Siteman hereby agree as follows:

1.  Definitions.

    a. "Affiliates" means entities that are wholly owned subsidiaries of iXL Enterprises, Inc. For purposes of this Agreement, "iXL" includes Affiliates and Affiliates are granted and may exercise rights as set forth in this Agreement if such Affiliates sign agreements binding such Affiliates to all restrictions and obligations in this Agreement.

    b. "Clients" means those clients of iXL to which iXL sublicenses the right to use the Licensed Software, Derivative Works and Improvements in accordance with this Agreement, excluding clients that are Competitors of Siteman (as defined and set forth in Attachment F).

    c. "Derivative Work" means work developed by or for iXL that is a modification, enhancement, upgrade or improvement of the Licensed Software. Derivative Work does not include iXL Independent Inventions (as defined in Section 5.c. below).

    d. "End-Users" means those customers of Clients to which Client sublicenses the right to access and use the Licensed Software in accordance with this Agreement.

    e. "Improvements" mean any modifications, alterations, changes, upgrades, releases or versions of and to the Licensed Software made by or for Siteman, that are generally made available by Siteman to its end users and licensees (including, but not limited to availability under any Maintenance Support program) for the correction of errors or as otherwise incorporated into the Licensed Software, except for modifications, alterations, changes, upgrades, releases or versions of and to the Licensed Software marketed as new and separate products distinct from the Licensed Software.

    f. "iXL Clients" means only those Clients that are Originated by iXL and that acquire the Licensed Software or Services as a result of iXL closing the transaction for such Licensed Software or Services with the Client. For the purpose of this Agreement, "Originated" means that iXL has actively solicited a person working for a Client who (i) has authority to evaluate, select, and acquire software or related services on behalf of such Client; and (ii) has executed or directly influenced the execution of an agreement between such Client and iXL and/or Siteman for the Licensed Software.

    g. "Licensed Intellectual Property Rights" means the Licensed Patents, trademarks, inventions, copyrights, processes, technical information, software and designs pertaining to the Licensed Software.

    h. "Licensed Patents" means the patent application listed in Attachment B hereto and any embodiments or inventions thereof, throughout the world, including divisions, reissues, continuations, renewals, and extensions of the foregoing, applications therefor, and patents that may issue on such applications, or that contain the same disclosure as the patent application listed in Attachment B, or that rely upon for priority the patent application listed in Attachment B.

    i. "Licensed Software" means the Siteman and MerchantWAVE software products owned by Siteman and fully described in Attachment A hereto in object code form, together with documentation provided therewith by Siteman and all Improvements.

    j. "Services" means the development, customization, set-up, support and maintenance services that iXL provides to its Clients that are more specifically set forth in an agreement between iXL and its Clients.

    k. "Source Code" means only the human readable code of the Licensed Software necessary for iXL to create Derivative Works.

2.  License Grants.

    a. Subject to all of the terms and conditions of this Agreement, Siteman hereby grants to iXL, under all of Siteman's rights in the Licensed Intellectual Property Rights, a non-exclusive, non-transferable, worldwide, royalty-free license to:

        i. use and reproduce the Licensed Software for (A) iXL's internal use and (B) providing Services to iXL's Clients;

        ii. use, reproduce and display the Licensed Software for the purposes of (A) demonstrating the features and functionality of the Licensed Software to prospective Clients and End Users and (B) providing support for the Licensed Software to Clients and End Users, including, without limitation, training related to the Licensed Software; and

        iii. use the Source Code solely to modify the Licensed Software to create Derivative Works.

    b. Subject to all of the terms and conditions of this Agreement (including, without limitation, to the payment obligations of iXL in Attachment C), Siteman hereby grants to iXL, under all of Siteman's rights in the Licensed Intellectual Property Rights, a non-exclusive, non-transferable, worldwide right to:

        i. distribute, on behalf of iXL or on behalf of Siteman, the Licensed Software only to Clients;

        ii. sublicense to Clients the right to access (via the world wide web) and use the Licensed Software pursuant to a written agreement, in a form approved by Siteman, between iXL and its Clients; and

        iii. sublicense to Clients the right to further sublicense to End-Users the right to access (via the world wide web) and use the Licensed Software pursuant to a written agreement, in a form approved by Siteman, between Clients and End-Users.

    c. Subject to all the terms and conditions of this Agreement, Siteman hereby grants to iXL, under Siteman's rights in the Licensed Patent, a worldwide, non-exclusive, non-transferable, non-sublicensable, license to manufacture, use, import, sell and distribute the Licensed Software, Derivative Works, and any other web authoring tool, template tool, or e-commerce solution (collectively "Technology") licensed by iXL directly to end users. iXL's exercise of the rights granted in this paragraph are royalty-bearing according to the terms of Attachment C hereto, to the extent the Licensed Software or a Derivative Work is licensed to a Client or an iXL Client. iXL's exercise of the rights granted in this paragraph are not royalty-bearing to the extent that Technology licensed by iXL is not the Licensed Software or a Derivative Work, unless iXL purchases or develops Technology that performs substantially the same functionality as the Licensed Software and is competitive with the Licensed Software.

    d. Notwithstanding the obligations of iXL provided in Attachment C, Siteman shall deliver to iXL and the iXL Clients listed in Attachment D, all Improvements to the Licensed Software, royalty-free, for a period of twenty-four (24) months after the Effective Date.

    e. The parties agree to resolve all disputes between iXL and Siteman arising out of or relating to payments owed under this Agreement; a party's alleged infringement of the other party's right; and/or the applicability of royalties to a transaction, according to the provisions of Attachment E hereto.

3.   License Restrictions.

     a. None of the licenses granted in Section 2 are sublicensable except as expressly provided therein.

     b. iXL may not use third party distributors to distribute the Licensed Software, unless iXL receives prior written consent of Siteman.

     c. This license is non-exclusive. Accordingly, nothing in this Agreement shall be construed as limiting in any manner Siteman's marketing or distribution activities or its appointment of other licensees, dealers, distributors, value-added resellers, original equipment manufacturers, or agents anywhere in the world.

4. Branding and Attribution. iXL may distribute and sublicense the Licensed Software under their own trademarks and shall have no obligation to attribute ownership or origin to Siteman except that all copies of the Licensed Software shall include Siteman's applicable proprietary rights notices (such as, without limitation, copyright and patent notices and markings). In its sole discretion, iXL may also distribute and sublicense the Licensed Software under Siteman's trademarks for the Licensed Software, subject to Section 7.f. below.

5.   Ownership.

     a. As between iXL and Siteman, Siteman retains all right, title and interest in and to the Licensed Software (excluding the portion of Derivative Works created by or for iXL, as set forth in Section 5(b) below), Licensed Intellectual Property Rights (including, without limitation, all patent rights, copyrights, trademarks, trade secret rights and other proprietary rights), except as expressly and unambiguously licensed herein and except as otherwise mutually agreed to in writing between Siteman, iXL and a Client.

     b. The parties agree that any Derivative Works or any other modifications or improvements made by iXL to the Licensed Software or Licensed Intellectual Property Rights shall be jointly owned by Siteman and iXL only to the extent of such derivations, modifications or improvements. Except as provided herein, the parties agree that neither party shall have a duty to (i) account to the other for any exploitation of a Derivative Work or any other such modifications, improvements or (ii) deliver any of the foregoing work product to the other party. iXL may not assign its interest in a Derivative Work or any other modifications or improvements to the Licensed Software to any third party without Siteman's prior written consent. If iXL or Siteman individually own a Derivative Work or any other modification or improvement created by iXL by operation of law, then the party individually owning the Derivative Work will automatically assign to the other party, without further consideration, free and clear of all security interests and other restrictions and liens whatsoever, an irrevocable, undivided joint ownership interest in such individually owned Derivative Work, modification or improvement and any intellectual property rights therein.

     c. Any and all derivative works, modifications, improvements, inventions, and discoveries that are developed, achieved, or created by iXL that do not infringe any copyright rights in the Licensed Software are the sole and exclusive property of iXL ("iXL Independent Invention"). Subject to the terms of this Agreement and the Asset Purchase Agreement, each party acknowledges that the other party may, on its own or in concert with third parties, achieve discoveries, develop improvements and create new inventions.

6. Commissions. During the Term of this Agreement, and subject to all the terms and conditions of this Agreement, the parties agree to pay the commissions and royalties set forth in Attachment C hereto.

7. iXL Covenants and Representations. Except as expressly and unambiguously provided herein and as conditions of iXL's licenses hereunder, iXL represents, warrants and agrees:

     a. iXL is a corporation duly organized and validly existing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and to carry out the transactions and agreements contemplated hereby, and no further corporate action is or will be required to execute this Agreement and perform hereunder. This Agreement is enforceable against iXL in accordance with its terms;

     b. to keep Siteman informed as to any material problems with the Licensed Software and any resolutions proposed and arrived at for those problems of which iXL becomes aware, and to communicate promptly to Siteman any and all modifications, design changes or improvements of the Licensed Software suggested by iXL or any of its customers, employees or agents that iXL in its sole reasonable judgment deems feasible and useful as a potential modification or improvement to the Licensed Software;

     c. not to conduct its business in a manner which unfavorably reflects upon Siteman and the Licensed Software;

     d. to provide Siteman with monthly written reports setting forth the number of units of Licensed Software licensed for the applicable monthly period;

     e. to keep complete and accurate books and records of its sales and sublicensing revenues from Clients and documented End Users of Licensed Software and all other transactions relating to Licensed Software for at least a period of three (3) years after such revenues are received by iXL. Siteman shall have the right (upon reasonable notice and during iXL's normal business hours and no more than once a year) to have an independent certified public accountant inspect and audit the books and records of iXL for the purpose of verifying iXL's compliance with the terms and conditions of this Agreement and any reports or information due hereunder. As a condition to making such inspection, the auditors shall execute an agreement in reasonable form, to maintain the confidentiality of such records and not to disclose any information with respect thereto to any person, including Siteman, other than to advise Siteman concerning the completeness and accuracy of the monthly accounts and payments or to advise Siteman of any discrepancies therein;

     f. that any use of any Siteman trademarks by iXL or its Affiliates shall be in compliance with the provisions of all applicable laws and regulations. iXL agrees (and shall cause its Affiliates to agree) (i) to comply with quality control standards and trademark usage guidelines that Siteman may promulgate from time to time with respect to the Licensed Software identified by such trademarks and service marks, (ii) to conduct any and all advertising and promotion in which such trademarks or service marks are used so as not to jeopardize the continued validity and enforceability of those trademarks and service marks, (iii) that all use of Siteman's trademarks by iXL or its Affiliates shall inure to the benefit of Siteman and
(iv) not to register or attempt to register any of Siteman's trademarks anywhere in the world. If iXL fails to use Siteman's trademarks and service marks in material compliance with this Section, such failure shall be deemed to be a material breach of one of iXL's material obligations under this Agreement, subject to written notice and a thirty (30) day right to cure;

     g. to comply with the U.S. Foreign Corrupt Practices Act (regarding among other things, payments to government officials) and all export laws, restrictions, national security controls and regulations of the United States or other applicable foreign agency or authority, and not to export or reexport, or allow the export or reexport of any Licensed Software or any copy or direct product thereof in violation of any such restrictions, laws or regulations, or, without all required licenses and proper authorizations, to Cuba, Libya, North Korea, Iran, Iraq or Rwanda, or to any Group D:1 or E:2 country (or any national of such country) specified in the then current Supplement No. 1 to Part 740, or, in violation of the embargo provisions in
Part 746, of the U.S. Export Administration Regulations (or any successor regulations or supplement);

     h. that Derivative Works created by iXL will not, to iXL's knowledge, infringe any patents, copyrights, trademarks, or other intellectual property rights, including, without limitation, trade secrets, privacy or similar rights of any person or entity;

     i. Covenant Not to Sue. At no time will iXL, its successors, assigns, or affiliates make any claim or commence or prosecute against Siteman, Siteman's affiliates or Siteman's or Siteman's affiliates' directors, officers, successors, or assigns, any suit, action, or proceeding asserting or alleging any kind of infringement of any or all patents in (i) Derivative Works, or (ii) iXL Independent Inventions made by or for iXL and relating to the Licensed Patent.

8. Siteman Covenants and Representations. Except as expressly and unambiguously provided herein, Siteman represents, warrants and agrees:

     a. Siteman is a corporation duly organized and validly existing under the laws of the State of California, with full corporate power and authority to enter into this Agreement and to carry out the transactions and agreements contemplated hereby, and no further corporate action is or will be required to execute this Agreement and perform hereunder. This Agreement is enforceable against Siteman in accordance with its terms.

     b. To the best of Siteman's knowledge, that Siteman will not grant to any other person any right, claim, or interest in and to the Improvements and the Intellectual Property Rights thereto which would interfere with or adversely affect iXL's rights under this Agreement or the consummation of the transactions contemplated hereby;

     c. to provide iXL with monthly written reports setting forth the number of units of Licensed Software licensed for the applicable monthly period;

     d. to keep complete and accurate books and records of its sales and sublicensing revenues from iXL Clients for a period of three (3) years after such revenues are received by iXL. iXL shall have the right (upon reasonable notice and during Siteman's normal business hours and not more than once a year) to have an independent certified public accountant inspect and audit the books and records of Siteman for the purpose of verifying Siteman's compliance with the terms and conditions of this Agreement and any reports or information due hereunder. As a condition to making such inspection, the auditors shall execute an agreement in reasonable form, to maintain the confidentiality of such records and not to disclose any information with respect thereto to any person, including iXL, other than to advise iXL concerning the completeness and accuracy of the monthly accounts and payments or to advise iXL of any discrepancies therein;

     e. to comply with the U.S. Foreign Corrupt Practices Act (regarding among other things, payments to government officials) and all export laws, restrictions, national security controls and regulations of the United States or other applicable foreign agency or authority, and not to export or re-export, or allow the export or re-export of any Licensed Software or any copy or direct product thereof in violation of any such restrictions, laws or regulations, or, without all required licenses and proper authorizations, to Cuba, Libya, North Korea, Iran, Iraq or Rwanda, or to any Group D:1 or E:2 country (or any national of such country) specified in the then current Supplement No. 1 to Part 740, or, in violation of the embargo provisions in
Part 746, of the U.S. Export Administration Regulations (or any successor regulations or supplement);

     f. not impose any liabilities, duties or obligations on iXL through any oral or written agreements with Clients, without the prior written consent of iXL;

     g. that Improvements will not to Siteman's knowledge, infringe any patents, copyrights, trademarks, or other intellectual property rights, including trade secrets, privacy or similar rights of any person or entity;

     h. Covenant Not to Sue. At no time will Siteman, its successors, assigns, or affiliates make any claim or commence or prosecute against iXL and iXL's Affiliates and iXL's and iXL's Affiliates' directors, officers, successors, or assigns, any suit, action, or proceeding directly or indirectly asserting or alleging any kind of infringement of any or all of the Licensed Patent. Siteman's covenant not to sue is personal to iXL and iXL's Affiliates and iXL's and iXL's Affiliates' directors, officers, successors, or assigns. Siteman's covenant not to sue iXL under this Section 8.h is not a covenant not to sue third parties, except as follows: at no time will Siteman, its successors, assigns, or affiliates make any claim or commence or prosecute against iXL's and iXL's Affiliates' licensees ("iXL Licensees"), any suit, action, or proceeding asserting or alleging any kind of infringement of any or all of the Licensed Patent for use of Technology

(as defined in Section 2.c above) pursuant to a valid license from iXL or iXL's Affiliates for such Technology in accordance with the license granted to iXL in Section 2.c.

9. Term. Unless terminated earlier as provided herein, this Agreement shall commence on the Effective Date and shall terminate thirty (30) months thereafter ("Term").

10. Termination.

     a. This Agreement may be terminated by a party for cause immediately upon the occurrence of any of the following events:

          i. if the other party ceases to do business, or otherwise terminates its business operations; or

          ii. if the other party shall fail to promptly secure or renew any license, registration, permit, authorization, or approval "Permit" necessary for the conduct of its business in the manner set forth in this Agreement, and if any such Permit is revoked, suspended, or not reinstated within one hundred and eighty (180) days of written notice describing such failure; or

          iii. if the other party materially breaches any material provision of this Agreement and fails to cure such breach within sixty (60) days (immediately in the case of a breach of Section 13) of written notice describing the breach; or

          iv. if the other party shall seek protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other party (and not dismissed within ninety (90) days).

     b. Siteman may terminate the licenses in Sections 2.a and 2.b immediately upon any merger or consolidation of iXL or any of its Affiliates with, or any sale, lease, exchange, mortgage, pledge, transfer, relinquishment or other disposition of all or substantially all of iXL's or any of its Affiliate's assets, stock or business or of controlling interest in iXL or any of its Affiliates (whether by operation of law or otherwise) to any Competitor (as such term is defined in Attachment F) or subsidiary or affiliate thereof; provided, however, that (i) any and all sublicenses granted under Section 2, prior to Siteman's exercise of the termination rights hereunder, shall continue in full force and effect in accordance with their terms after such termination, and (ii) iXL and its Affiliates may continue to exercise the rights granted in Section 2 solely to perform for Clients any remaining contract obligations, as of the date of such termination, of iXL and its Affiliates.

     c. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement by such party that complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses.

     d. Upon termination of this Agreement naturally at the end of the Term, the license rights granted to iXL in Section 2.a and 2.b will terminate. The following provisions shall

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survive any expiration or termination of this Agreement: Sections 1, 2(c), 3,
5, 7 (except for 7.(d)), 8, 10, 11, 13, 14, 15, 16, 17 and 19.

     e. Upon (x) termination of this Agreement by Siteman for iXL's breach according to the terms of Section 10(a) above, or (y) the earlier of (A) a final determination by a court of competent jurisdiction or an arbitrator that iXL has materially breached a material term of this Agreement or failed to secure and renew any Permit as required herein, or (B) iXL's failure to file an action seeking a declaratory judgment that iXL has not materially breached a material term of this Agreement within sixty (60) days after iXL receives written notice from Siteman as required in Section 10(a); all license rights granted to iXL hereunder shall terminate and iXL will immediately return to Siteman all, Proprietary Information of Siteman in its possession, custody or control in whatever form held (including all copies or embodiments thereof). Notwithstanding the foregoing termination, all sublicenses granted by iXL to Clients in accordance with this Agreement prior to such termination shall continue in full force and effect and iXL may continue to use the Licensed Software after such termination solely for the sole purpose of iXL's satisfying any maintenance, warranty, or support obligations it may have to Clients as of the effective date of such termination.

     f. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available.

     g. Termination of this Agreement for any reason shall not affect either party's rights and obligations under the Services Agreement.

11. Intellectual Property Prosecution and Maintenance.

     a. Siteman shall be responsible for and control the preparation, filing and prosecution of all patent, trademark and copyright applications and the maintenance of all patents and registered trademarks and copyrights in and for the Licensed Intellectual Property Rights and Licensed Software, using counsel of its choice.

     b. Until such time as Siteman had paid iXL all fees for Services as provided in the Services Agreement, with respect to the trademark and patent applications/registrations listed in Schedule 1.1(g) respectively of the Asset Purchase Agreement, Siteman shall use reasonable commercial efforts to
(i) maintain and prosecute the trademark and the patent applications/registrations, (ii) conduct any appropriate interference, enforcement, cancellation, infringement or opposition proceedings or pursue such other legal remedies reasonably necessary and appropriate to maintain and protect such trademarks and patent, and (iii) pursue such other applications and registrations as necessary and appropriate to protect the Licensed Software and Licensed Patent in any and all jurisdictions in which the Licensed Software and Licensed Patent are offered to End-Users. Siteman is entitled to use its reasonable business judgment in making any decision relating to the immediately foregoing obligations in this paragraph. If in iXL's reasonable business judgment, Siteman has not taken adequate action to comply with its obligations set forth in this Section 11.b, Siteman will perform any additional action at iXL's written request and at iXL's sole expense.

       c. Upon Siteman's full payment to iXL of all fees for Services as provided in the Services Agreement, Siteman shall have no further obligation to, and it shall be in Siteman's sole discretion whether to, (i) prepare, file or prosecute any patent, trademark or copyright applications or maintain any patents or trademark or copyright registrations or (ii) conduct or bring any interference, opposition, cancellation, enforcement, infringement or any other action or proceeding relating to the Licensed Intellectual Property Rights or Licensed Software.

       d. Notwithstanding anything in this Agreement to the contrary, Siteman shall have no obligations whatsoever in connection with any patent applications filed that are based on iXL Independent Inventions or improvements or modifications of the Licensed Software or Licensed Patent created by or for iXL.

12. Intellectual Property Infringement and Enforcement. iXL shall promptly notify Siteman of any third party infringement of the Licensed Software and/or the Licensed Intellectual Property Rights of which iXL becomes aware. iXL has no obligation, right or authority to resolve, abate or commence any legal proceedings or take any other action in connection with any alleged infringement of the Licensed Intellectual Property Rights or the Licensed Software without Siteman's prior written consent, which consent Siteman may give or withhold in its sole discretion. If Siteman provides iXL with such written consent, iXL may in its sole discretion undertake such efforts provided that iXL cooperates with Siteman in connection with, and keeps Siteman currently apprised of the status of such efforts.

13.  Confidentiality.

       a. DEFINITION OF CONFIDENTIAL INFORMATION. "Confidential Information" means any information provided by either party or prepared by either party (either oral, written, or digital) upon review of such information, technical data, or know-how provided to either party by the other (including any director, officer, employee, agent, or representative of the other) or obtained by either party from the other (including any director, officer, employee, agent, or representative of the other) including but not limited to, that which relates to research, product plans, products, services, customers, markets, software, developments, inventions, processes, designs, drawings, engineering, hardware configuration information, marketing or finances of the disclosing party. Confidential Information does not include information, technical data or know-how which (i) is in the possession of the receiving party at the time of disclosure (except for any information acquired by Siteman from iXL under the Asset Purchase Agreement) as shown by the receiving party's files and records immediately prior to the time of disclosure, or (ii) prior to or after the time of disclosure becomes part of the public knowledge or literature, not as a result of any improper inaction or action of the receiving party, or (iii) is expressly approved by the disclosing party, in writing, for release, or (iv) comes into the possession of the receiving party from a third party that was not, to the recipient's knowledge, subject to any confidentiality restriction.

       b. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Each party hereby agrees not to use or disclose any Confidential Information provided to it by or obtained by it from the other party for any reason including its own use of for any purpose except as provided hereunder. Neither party will, except as required by law or court order, disclose any Confidential Information of the other party to unrelated third parties or to employees, agents or professional advisors of the party receiving Confidential Information, except employees, agents or professional advisors who are required to have the information in order to carry out the obligations of this Agreement. Each party will have or has had employees to whom Confidential Information of the other party is disclosed or who have access to Confidential Information of the disclosing party sign a nondisclosure or similar agreement in content substantially similar to this Section. Each party agrees that it will take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of the other party in order to prevent it from falling into the public domain or the possession of persons other than those persons authorized under this Agreement to have any such information. Such measures shall include the highest degree of care that the receiving party utilizes to protect its own Confidential Information of a similar nature. Each party agrees to notify the other in writing of any misuse or misappropriation of Confidential Information of the disclosing party immediately after such misuse or misappropriation.

       c. PATENT OR COPYRIGHT INFRINGEMENT. Except as otherwise expressly provided herein, nothing in this Agreement is intended to grant any rights under any patent or copyright of either party, nor shall this Agreement grant either party any rights in or to the other party's Confidential Information. Further, both parties agree not to reverse engineer, attempt to reverse engineer, decompile or disassemble any computer software programs or devices supplied by the other party without the prior written consent of the other party.

       d. REMEDIES. Each party agrees that its obligations provided in this Agreement are necessary and reasonable in order to protect the disclosing party and its business, and each party expressly agrees that monetary damages would be inadequate to compensate the disclosing party for any breach by the receiving party of its covenants and agreements set forth in this Agreement. Accordingly, each party agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to the disclosing party and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the disclosing party shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach by the receiving party, without the necessity of proving actual damages.

       e. RETURN OF MATERIALS. Any materials or documents which have been furnished by one party to the other in connection with this Agreement will be promptly returned by the receiving party, accompanied by ALL copies of such documentation, within ten (10) days after this Agreement has been terminated.

14.  Disclaimer of Warranties.

     a. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THE LICENSED SOFTWARE AND LICENSED INTELLECTUAL PROPERTY RIGHTS ARE PROVIDED TO iXL AND ITS AFFILIATES "AS IS." EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SITEMAN MAKES NO WARRANTIES TO ANY PERSON OR ENTITY WITH RESPECT TO THE LICENSED SOFTWARE OR LICENSED INTELLECTUAL PROPERTY RIGHTS OR ANY LICENSES AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

     b. Except as otherwise expressly provided herein, nothing in this Agreement is or shall be construed as:

             i. a warranty or representation by Siteman as to the validity or scope of any patent claim or patent within the Licensed Patents;

             ii. a warranty or representation that anything made, used, imported, sold or otherwise disposed of under any license granted hereunder is or will be free from infringement of any patent rights, foreign or domestic, or other intellectual property right of any third party;

             iii. an obligation to bring or prosecute actions or suits against third parties for infringement of the Licensed Software or the Licensed Intellectual Property Rights;

             iv. granting by implication, estoppel or otherwise any licenses or rights under patents or other rights of Siteman or third parties other than as expressly provided herein, regardless of whether such patents or other rights are dominant or subordinate to the Licensed Software or any Licensed Intellectual Property Rights; or

             v. obligating iXL to make, use, sell, import, offer for sale or promote the Licensed Intellectual Property Rights or Licensed Software or achieve any particular amount of sales or revenues in licensing fees from the Licensed Intellectual Property Rights or the Licensed Software.

15.  Limitation of Liability.

     a. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PERSON OR ENTITY WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY
(I) FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, LOST BUSINESS OR LOST DATA OR (II) FOR COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, EVEN IF THE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE AND EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES.

     b. EXCEPT FOR EACH PARTY'S PAYMENT OBLIGATIONS HEREUNDER AND IN THE ASSET PURCHASE AGREEMENT AND IN THE SERVICES AGREEMENT AND EXCEPT FOR EACH PARTY'S LIABILITY UNDER SECTION 16 OF THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PERSON OR ENTITY WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY AMOUNTS IN EXCESS OF ONE MILLION DOLLARS ($1,000,000).

     c. THE LIMITATIONS OF LIABILITY PROVIDED IN THIS SECTION 15 REPRESENT A FUNDAMENTAL TERM OF THIS AGREEMENT AND EACH PARTY WOULD NOT HAVE ENTERED INTO THIS AGREEMENT WITHOUT THE INCLUSION OF SUCH TERMS.

16.  Indemnification

     a. iXL shall defend, indemnify and hold Siteman and its officers, directors, agents and employees harmless from liability resulting from any claim relating to (x) iXL's license or sale of the Licensed Software or iXL Independent Inventions or (y) iXL's provision of any services relating to the Licensed Software (except for claims relating to the validity or scope of the Licensed Intellectual Property Rights (except as otherwise provided in the Asset Purchase Agreement)) or iXL Independent Inventions or (z) any claim that any Derivative Works infringe any third party patent, copyright, or are the result of a misappropriation of any trade secret, or infringement of any other intellectual property right of any third party, provided that: (i) iXL is promptly notified of any and all threats, claims and proceedings related thereto, (ii) iXL shall have sole control of the defense and/or settlement thereof, (iii) Siteman furnishes to iXL, upon request, information available to Siteman for such defense, and (iv) Siteman provides iXL with reasonable assistance.

     b. iXL shall have no obligation under this Section 16 if and to the extent that such claim arises from: (i) compliance by iXL with Siteman's specifications, if any, (ii) modification of the Licensed Software other than by iXL, or (iii) combination of Licensed Software with products other than those supplied by iXL, and the alleged infringement or misappropriation relates to such compliance, modification or combination. iXL shall also not have any obligation with respect to a claim if it has provided Siteman with changes that would have avoided the problem and the changes are not fully implemented. The preceding exclusions do not in any way affect iXL's liability and indemnification obligations in connection with the assets acquired by Siteman in the Asset Purchase Agreement.

     c. Siteman shall defend, indemnify and hold iXL and its officers, directors, agents and employees harmless from liability resulting from any claim that any Improvements infringe any third party patent, copyright, or are the result of a misappropriation of any trade secret, or infringement of any other intellectual property right of any third party, provided that: (i) Siteman is promptly notified of any and all threats, claims and proceedings related thereto, (ii) Siteman shall have sole control of the defense and/or settlement thereof, (iii) iXL furnishes to Siteman, upon request, information available to iXL for such defense, and (iv) iXL provides Siteman with reasonable assistance.

     d. Siteman shall have no obligation under this Section 16 and to the extent that such claim arises from: (i) compliance by Siteman with iXL's specifications, if any, (ii) modification of the Licensed Software other than by Siteman, or (iii) combination of an Improvement with products other than those supplied by Siteman, and the alleged infringement or misappropriation relates to such compliance, modification or combination. Siteman shall also not have any obligation with respect to a claim if it has provided iXL with changes that would have avoided the problem and the changes are not fully implemented.

17. Relationship of Parties. The parties hereto expressly understand and agree that each party is (a) an independent contractor in the performance of each and every part of this Agreement, (b) solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith, and (c) responsible for and will indemnify the other party from any and all claims, liabilities, damages, debts, settlements, costs, attorneys' fees, expenses and liabilities of any type whatsoever that may arise on account of such party's activities or those of its employees or agents (including, without limitation, subdistributors), including without limitation, providing unauthorized representations or warranties (or failing to effectively disclaim all warranties and liabilities on behalf of the other party) to customers or breaching any term, representation or warranty of this Agreement. Neither party is in any manner associated with or otherwise connected with the actual performance of this Agreement on the part of the other party, nor with the other party's employment of other persons or incurring of other expenses. Except as expressly provided herein, neither party shall have the right to exercise any control whatsoever over the activities or operations of the other party.

18.  Assignment.

     a. Neither party may assign any right under this Agreement, and any purported assignment will be null and void and a breach of this Agreement, except for the following:

            i. Either party may assign some or all of its rights and/or delegate some or all of its obligations under this Agreement with the express prior written consent of the other party, which may be granted or withheld in the other party's sole discretion.

           ii. Either party may assign all of its rights indivisibly to an Affiliate. The Affiliate in question must agree in writing to comply with the assigning party's obligations under, and to be bound by, this Agreement.

          iii. Either party may assign all of its rights indivisibly in connection with a sale or other disposition of (a) substantially all the assigning party's stock to a single acquiring person or entity or (b) substantially all the assets of the assigning party's business relating to the Licensed Software to a single acquiring person or entity. The acquiring person or entity must agree in writing to comply with the assigning party's obligations under, and to be bound by, this Agreement.

     b. Notwithstanding the foregoing, any of the following occurrences shall not be deemed an assignment or otherwise in violation of this Section 18 or this Agreement:

           i. an occurrence which involves a reorganization or restructuring of either party or a conversion by either party into another form of legal entity (such as to or from a limited liability iXL) if following such occurrence more than fifty percent (50%) of the then outstanding shares of such party are owned directly or indirectly by all or substantially all of the individuals or entities who were beneficial owners such party's shares immediately prior to such occurrence; or

          ii. there is a transfer of shares or securities pursuant to a contractual obligation with an investor, as a result of the exercise of rights by such investor pursuant to any agreement valid and existing as of the Effective Date; or

         iii. any transactions in the ordinary course of business resulting from or related to an initial public offering, or the free trade of shares on any public market.

     c. For purposes of this Agreement, restrictions on transferability of the licenses granted herein do not apply to an assignment pursuant to this
Section 18.

19.  General.

     a. No Covenant Not to Compete - Except as otherwise provided in the Asset Purchase Agreement, nothing in this Agreement or any related document executed by the parties may be construed to prevent either party from competing against the other party, and either party may create, develop, improve, invent, discover, use, license, sublicense, offer, assign, transfer, purchase or acquire any and all software, code, technologies, products and services now in existence and hereinafter invented.

     b. Amendment and Waiver - Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in any particular instance and either retroactively or prospectively) only with the written consent of both parties.

     c. Governing Law and Legal Actions - This Agreement shall be governed by and construed under the laws of the State of California and the United States without regard to conflicts of laws provisions thereof. The sole jurisdiction and venue for actions related to the subject matter hereof shall be the California state and U.S. federal courts having within their jurisdiction the location of Siteman's principal place of business. Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by California state or U.S. federal law. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

     d. Headings - Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

     e. Notices - Notices under this Agreement shall be sufficient only if personally delivered, delivered by a major commercial rapid delivery courier service with tracking capabilities and costs prepaid, or mailed by certified or registered mail, return receipt requested and postage prepaid, to a party at its address first set forth herein or as amended by notice pursuant to this subsection. If not received sooner, notice by mail shall be deemed received five (5) days after deposit in the U.S. mails.

     f. Severability - If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

     g. Remedies - The rights and remedies of a party set forth herein with respect to failure of the other to comply with the terms and conditions of this Agreement (including, without limitation, rights of termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved party shall in all events be entitled to seek whatever additional remedies may be available in law or equity.


                       [CONTINUED ON THE NEXT PAGE]

     h. Entire Agreement - This Agreement (including all Attachments hereto) and the Asset Purchase Agreement supersede all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Agreement and all past dealing or industry custom.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date first set forth above.


iXL, INC.


By:     /s/ U. Bertram Ellis, Jr.
        ----------------------------

Name:   U. Bertram Ellis, Jr.
        ----------------------------

Title:  Director
        ----------------------------


SITEMAN, INC.


By:     /s/ Gari Cheever
        ----------------------------

Name:   Gari Cheever
        ----------------------------

Title:  President
        ----------------------------

                                 ATTACHMENT A

                              LICENSED SOFTWARE

                       SITEMAN CORE MODULE DESCRIPTIONS

SOFTWARE LICENSED BY THIRD PARTIES OR PUBLIC DOMAIN SOFTWARE

3rd Party .jar files
      msxml.jar
      orotools.jar
      voyager2.0.0.jar
      osforms library.

SOFTWARE DEVELOPED AND OWNED BY SELLERS

Siteman.jar
     /net/siteman/admin/*.class
     /net/siteman/container/*.class
     /net/siteman/content/*.class
     /net/siteman/html/*.class
     /net/siteman/publish/*.class
     /net/siteman/xdata/*.class
     /net/siteman/exporter/*.class
     /net/siteman/importer/*.class
     /net/siteman/util/*.class
     /net/siteman/storage/*.class
     /net/siteman/events/*.class
     /net/siteman/stats/*.class
     /net/siteman/janitor/*.class
     /net/siteman/service/*.class
     /net/siteman/callback/*.class
     /net/siteman/webmdlink/*.class

                    MERCHANTWAVE CORE MODULE DESCRIPTIONS

Software Licensed by Third Parties or Public Domain Software
3rd Party .jars
     sybase4.0.jar
     jgl3.10.jar
     cryptix2.02.jar

Software Developed and Owned by Sellers
MerchantWAVE .jar files.
     cwi.jar
     cwiservlets.jar
     cwidatabase.jar

SOURCE CODE RESPOSITORY -- iXL utilizes a CVS respository to store all the files necessary to build the application. The MerchantWAVE source code respository is outlined below. The source code is stored in the /merchantwave directory and /encanto directory

     /merchantwave/source/.../*.java
     /merchantwave/database/.../*.qpp
     /merchantwave/bin/.../*.class
     /encanto/source/.../*.java
     /encanto/database/.../*.sql
     /merchantwave/server/.../*.ini,*html
     /tools/source
     /tools/bin

                                 ATTACHMENT B

                        PATENTS AND PATENT APPLICATIONS

-----------------------------------------------------------------------------------------------------------
OWNER                APPLICATION    STATUS                          FILING DATE      TITLE
                     NUMBER
-----------------------------------------------------------------------------------------------------------
U.S.                 08/719,561     Notice of Allowance issued      filed 9/25/96    DYNAMIC GENERATION AND
(iXL Enterprises,                   8/4/98                                           DISPLAY OF CATALOGS
Inc.                                USPTO acknowledged receipt
                                    of the issue fee on 10/28/98
                                    Issue notification has not
                                    been received
-----------------------------------------------------------------------------------------------------------

                                  ATTACHMENT C

                     COMMISSIONS, ROYALTIES AND PAYMENTS

    The parties agree that iXL will sell and/or sublicense the Licensed Software to Clients under this Agreement on its own behalf and/or on behalf of Siteman. It is the intent of the parties that, subject to the terms in this Attachment C, both situations shall be treated the same for the purpose of determining each party's share of the License Fees generated from iXL's Sales of Licensed Software. For purposes of this Attachment C and this Agreement, the term "License Fees" shall be an amount equal to the greater of
(i) Siteman's then applicable published fees for licensing the Licensed Software or (ii) the amount actually paid by Clients either directly to Siteman or to iXL for a license or sublicense to use the Licensed Software; the term "Sales" shall mean all sales by iXL of the Licensed Software to iXL Clients from the Effective Date through and including December 31, 1999; and the term "Recurring Revenue" shall mean ongoing revenue (not including License Fees) in an amount equal to the greater of (a) Siteman's then applicable published rates or (b) the amount actually paid by Clients either directly to Siteman or to iXL, for hosting, access and content service fees relating to the Licensed Software that are derived from Sales closed by iXL from the Effective Date through and December 31, 1999.

1.  SALES ON BEHALF OF SITEMAN.

    For all Sales on behalf of Siteman, Siteman will pay to iXL commissions equal to a percentage of all License Fees actually received by Siteman for such Sales as follows:

    a. [*] percent [*] of such License Fees for cumulative Sales up to and including [*] Dollars [*]; and

    b. [*] percent [*] of such License Fees for cumulative Sales over [*] Dollars [*].

2.  SALES ON BEHALF OF iXL.

    For all Sales on behalf of iXL, iXL shall retain commissions equal to a percentage of all License Fees actually received by iXL for such Sales as follows:

    a. [*] percent [*] of such License Fees for cumulative Sales up to and including [*] Dollars [*]; and

    b. [*] percent [*] of such License Fees for cumulative Sales over [*] Dollars [*].

    After retaining the foregoing commissions in this Paragraph 2, iXL shall pay all remaining amounts of such License Fees to Siteman as royalties hereunder.

3.  RECURRING REVENUES PAID DIRECTLY TO SITEMAN.

    For all Recurring Revenues paid by iXL Clients directly to Siteman, Siteman will pay to iXL commissions equal to a percentage of all such Recurring Revenues actually received by Siteman for the initial twelve (12) months of such Recurring Revenue as follows:

    a. [*] percent [*] of such Recurring Revenues for cumulative Recurring Revenues up to and including [*] Dollars [*]; and

    b. [*] percent [*] of such Recurring Revenues for cumulative Recurring Revenues over [*] Dollars [*].

4.  RECURRING REVENUES PAID TO iXL.

    For all Recurring Revenues paid by Clients to iXL rather than Siteman, iXL shall retain commissions equal to a percentage of all such Recurring Revenues actually received by iXL for the initial twelve (12) months of such Recurring Revenues as follows:

    a. [*] percent [*] of such Recurring Revenues for cumulative Recurring Revenues up to and including [*] Dollars [*]; and

    b. [*] percent [*] of such Recurring Revenues for cumulative Recurring Revenues over [*] Dollars [*].

    After retaining the foregoing commissions in this Paragraph 4, iXL shall pay all remaining amounts of such Recurring Revenues to Siteman as royalties hereunder.

5. COMMISSIONS TO BE PAID TO iXL'S SALES PERSONNEL FOR SALES AND RECURRING REVENUES.

    a. For iXL sales force personnel who conclude Sales, iXL agrees to pay such sales force personnel commissions in an amount not less than [*] percent [*] of the License Fees derived from such Sales.

    b. For iXL sales force personnel who conclude sales resulting in Recurring Revenue, iXL agrees to pay such sales force personnel commissions in an amount not less than [*] percent [*] of such Recurring Revenues for the initial twelve (12) months of such Recurring Revenues.

    c. iXL agrees to pay the foregoing commissions in subparagraphs 5.a and 5.b above out of the amounts iXL receives from Siteman under Paragraphs 1 and 3 above in this Attachment C or retained by iXL under Paragraphs 2 and 4 above in this Attachment C, as the case may be, in addition to any regular iXL commissions payable by iXL to its sales personnel for the sale and license of the Licensed Software or products or services offered by iXL. As part of this arrangement, iXL and Siteman will also agree on additional collaborative methods (e.g., training, joint marketing, etc.) to motivate the iXL sales force to offer, license and sell the Licensed Software.

6.  OTHER COMMISSIONS.

    iXL agrees to pay Siteman a [*] percent [*] finder's fee in connection with any services provided by iXL to Clients that are referred to iXL by Siteman (excluding iXL Clients and clients that are or were clients of iXL prior to such referral). The payment of such finders fee shall be the subject of a separate agreement between the parties to be negotiated within thirty
(30) days after the Effective Date.

7.  MISCELLANEOUS.

    a. iXL is not entitled to and has no right to receive or retain any commissions, royalties or any other payment for (a) any sales of the Licensed Software by iXL or otherwise that do not constitute Sales (as defined in this Attachment C) or (b) any recurring revenues derived from any sales of the Licensed Software by iXL or otherwise that do not constitute Recurring Revenue (as defined in this Attachment C). To the extent iXL receives any such payments directly from Clients, it shall immediately transfer such amounts in full to Siteman.

    b. All commissions and royalties payable under this Agreement will be paid within thirty (30) days after the end of each calendar month in which the commission or royalty accrued during the term of this Agreement. iXL must submit an invoice to Siteman for the payment of commissions.

    c. Siteman and iXL will negotiate in good faith and mutually agree upon ongoing commissions and royalties for Sales after 1999.

                                   ATTACHMENT D

    iXL Clients Who Paid for a Fully Paid-Up License Prior to the Effective
Date

        Endeavor Technologies, Inc. d/b/a WebMD

                                  ATTACHMENT E

                               Dispute Resolution

    1. SCOPE OF ARBITRATION. All disputes between iXL and Siteman arising out of or relating to all royalty disputes and infringement disputes, shall be resolved by final and binding arbitration conducted in accordance with and subject to the provisions of the United States Arbitration Act, 9 U.S.C. Sections 1 ET SEQ., provided, however, that prior to filing a demand for arbitration, the parties shall attempt to resolve their disputes through negotiation, and, if the dispute remains unresolved, by non-binding mediation, as provided in this Attachment E. Any mediator or arbitrator utilized by the parties under this Agreement must have ten (10) years experience intellectual property disputes and have experience in the software and internet industries.

    2. MEETING BEFORE ARBITRATION. In the event there is a dispute arising out of or relating to a payment dispute or infringement dispute, the parties first shall attempt to resolve the dispute by negotiations between senior executives of the parties who have authority to settle the controversy. The disputing party shall give the other party written notice of the dispute. Within twenty days after receipt of said notice, the receiving party shall submit a written response to the disputing party. The notice and response shall include (a) a statement of each party's position and a summary of the evidence and arguments supporting its position, and (b) the name and title of the executive who will represent that party. The executives shall meet at a mutually acceptable time and place within thirty days after the date of receipt of the disputing party's notice and, after that, as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the dispute. If the matter is not resolved within sixty days after the receipt of the disputing party's notice, or if the party receiving said notice will not meet within thirty days, then either party may initiate mediation of the dispute according to the terms provided below.

    3. MEDIATION BEFORE ARBITRATION. In the event the dispute is not resolved by negotiation as provided in the preceding paragraph, then, prior to filing a demand for arbitration, either party shall, if it still wishes to resolve the dispute, refer the dispute to mediation, I.E., an informal, non-binding conference or conferences between the parties in which a mediator will seek to guide the parties to a resolution of the dispute. The mediation shall take place in San Francisco, California, if requested by iXL, and shall take place in Atlanta, Georgia if requested by Siteman. The mediation shall be conducted under the auspices of the J.A.M.S./ENDISPUTE "JAMS" office in the city where the mediation is to be conducted, or, if JAMS has no office in that city, under the auspices of the JAMS office closest to the city where the mediation is to be conducted. The parties are free to select any mutually acceptable mediator from the list provided by such JAMS office. If the parties cannot agree or have no particular choice of mediator, then a list and resumes of available mediators will be sent to the parties, each of whom shall inform JAMS of those mediators who are acceptable, provided that at least one such mediator shall be designated acceptable. JAMS shall then select a mediator who is acceptable to both parties. The mediation shall occur within sixty days after the request for mediation. The fees and costs of the mediation shall conform to the then current fee schedule at JAMS and, in the absence of an agreement to the contrary, shall be borne equally by each party.

    4. ARBITRATION. If the dispute is not finally resolved within thirty days after the first day of the mediation, then either party may demand arbitration by filing a demand for arbitration. The arbitration shall be conducted under the auspices of JAMS. An arbitration demanded by iXL shall take place in San Francisco and an arbitration demanded by Siteman shall take place in Atlanta, Georgia. The arbitration shall be conducted by one arbitrator mutually agreed upon by iXL and Siteman, under the JAMS Arbitration Rules and Procedures in effect on the Effective Date of the Agreement, except that the parties shall have any right to discovery as would be permitted under the Federal Rules of Civil Procedure for a period of ninety days following the selection of the arbitrator, and the arbitrator shall resolve any dispute which arises in connection with such discovery. The fees and costs of JAMS and the arbitrator shall, in the absence of an agreement to the contrary, be borne equally by each party. The prevailing party shall be entitled to an award of costs, expenses and reasonable attorneys' fees. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The award shall not include, and the arbitrator shall not have the power to award, any damages or relief which are excluded by the Agreement.

    5. EXCLUSION OF REQUEST FOR INTERIM INJUNCTIVE RELIEF. Notwithstanding this Attachment E, either party may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim injunctive relief, as may be necessary to protect such party's intellectual property rights and confidential and trade secret information.

                                  ATTACHMENT F

                             COMPETITORS OF SITEMAN

"Competitor" means any entity that (a) manufactures, markets, sells, distributes or operates e-commerce solutions that include substantially the same functionality as the Licensed Software or (b) is engaged in the business of the development and maintenance of Web authoring and template tools for multiple Web site management.